UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 25, 2006

SERACARE LIFE SCIENCES, INC.

(Exact Name of Registrant as Specified in Charter)

California	0-33045	33-0056054
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1935 Avenida del Oro, Suite F
Oceanside, CA		92056
(Address of principal executive offices)		(Zip Code)

(760) 806-8922

Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8–K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a–12 under the Exchange Act (17 CFR 240.14a–12)

☐	Pre–commencement communications pursuant to Rule 14d–2(b) under the Exchange Act (17 CFR 240.14d–2(b))

☐	Pre–commencement communications pursuant to Rule 13e–4(c) under the Exchange Act (17 CFR 240.13e–4(c))

Item 1.02	Termination of a Material Definitive Agreement.

On June 25, 2006, Thomas Lawlor notified the Company that he will not renew his employment agreement when it expires on December 13, 2006 and resigned as Global Chief Operating Officer of the Company (as well as from the additional responsibilities of the President and Chief Executive Officer that he had previously assumed on an interim basis), effective as of July 15, 2006. Mr. Lawlor also notified the Company that he intended to provide transition services to the Company and its executive team during the remaining term of his employment agreement.

The Company and Mr. Lawlor are negotiating the terms of such transition arrangement.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(b) On June 25, 2006, Thomas Lawlor notified the Company that he will not renew his employment agreement when it expires on December 13, 2006 and resigned as Global Chief Operating Officer of the Company (as well as from the additional responsibilities of the President and Chief Executive Officer that he had previously assumed on an interim basis), effective as of July 15, 2006. Mr. Lawlor also notified the Company that he intended to provide transition services to the Company and its executive team during the remaining term of his employment agreement.

As previously announced, the Company has retained an executive search firm to assist in the identification and retention of a chief executive officer and a chief financial officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 29, 2006	SERACARE LIFE SCIENCES, INC.

/s/ Robert Cresci
Robert Cresci,
Chairman of the Board of Directors